Exhibit 99.1

FOR IMMEDIATE RELEASE	NYSE: AMTG
CONTACT: Hilary Ginsberg (212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

FIRST QUARTER 2014 FINANCIAL RESULTS

New York, NY, May 6, 2014 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Net income allocable to common stock and participating securities of $24.4 million, or $0.76 per common share comprised of:

•	Operating earnings(1) of $0.53 per common share;

•	Realized net losses of $(0.79) per common share;

•	Unrealized net gains of $1.03 per common share; and

•	Equity award plan expenses of $(0.01) per common share

•	Estimated taxable income of $0.44 per common share

•	Declared a $0.40 dividend per common share for the quarter

First Quarter 2014 Other Highlights

•	Entered into an agreement to provide funding to a third party to facilitate the purchase of residential properties with a view towards reselling the properties to homeowners and providing seller financing in the form of mortgage loans and/or bond-for-title contracts

•	$3.4 billion RMBS portfolio consisted of Agency RMBS with an estimated fair value of $2.1 billion and non-Agency RMBS with an estimated fair value of $1.3 billion

•	RMBS, securitized mortgage loan and other credit investment portfolio had a 2.8% effective net interest rate spread and a 15.1% effective levered asset yield at March 31, 2014(1)

•	Leverage multiple of 3.8x

•	Book value per common share of $18.64 at March 31, 2014

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles.) See “Reconciliations of Non-GAAP Financial Measures” in this press release.

“AMTG had another solid quarter of operating results, as the mortgage-backed securities markets showed signs of stability,” said Michael Commaroto, the Chief Executive Officer of the Company. “The Company’s book value per common share increased 2.1% in the first quarter, bolstered by strong underlying performance from both the Agency and non-Agency RMBS portfolio. In addition, during the quarter the Company began executing on a new credit strategy whereby AMTG entered into an agreement with a third party to fund the purchase of residential properties with a view towards selling the properties to homeowners and providing seller financing. As the Company scales this new business, we continue to explore additional residential mortgage credit strategies in our efforts to expand AMTG’s credit investment portfolio.”

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s investments as of March 31, 2014:

	Principal Balance	Unamortized Premium (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/(Loss)	Weighted Average Coupon	Weighted Average Yield (3)
($ amounts in thousands)
Agency RMBS:
30-Year Mortgages
3.5%	$182,911	$11,694	$194,605	$184,027	$(10,578)	3.50%	2.54%
4.0%	1,406,999	103,328	1,510,327	1,461,460	(48,867)	4.00%	2.89%
4.5%	311,011	23,455	334,466	333,498	(968)	4.50%	3.19%

	1,900,921	138,477	2,039,398	1,978,985	(60,413)	4.03%	2.91%

15-Year Mortgages
3.0%	51,592	1,382	52,974	53,016	42	3.00%	2.49%

Agency IOs (4)	—	—	44,014	47,959	3,945	3.95%	5.69%

Agency Inverse IOs(4)	—	—	15,200	14,711	(489)	5.99%	15.73%

Total Agency RMBS	1,952,513	139,859	2,151,586	2,094,671	(56,915)	4.05%	3.05%

Non-Agency RMBS	1,506,579	(293,288)	1,213,291	1,298,541	85,250	1.27%	6.89%

Total RMBS	3,459,092	(153,429)	3,364,877	3,393,212	28,335	2.99%	4.43%

Securitized Mortgage Loans	146,694	(43,570)	103,124	110,307	7,183	5.80%	7.90%

Other Investment Securities	11,796	37	11,833	12,290	457	3.56%	3.66%

Warehouse Loans	3,017	—	3,017	3,017	—	5.15%	5.15%

Total Portfolio	$3,620,599	$(196,962)	$3,482,851	$3,518,826	$35,975	3.10%	4.53%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At March 31, 2014, our non-Agency RMBS had gross discounts of $293,440, which included credit discounts of $76,620 and other-than-temporary impairments (“OTTI”) of $10,391.
(2)	Amortized cost is reduced by unrealized losses that are classified as OTTI. The Company recognized OTTI of $1,171 on RMBS and $2,185 on Securitized Mortgage Loans for the three months ended March 31, 2014.
(3)	Weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)	Agency IOs and Agency Inverse IOs are interest only (“IO”) securities that have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities. At March 31, 2014, the Company’s Agency IOs had a notional balance of $434,342 and the Company’s Agency Inverse IOs had a notional balance of $69,421.

As of March 31, 2014, the average cost basis of the Company’s Agency RMBS pass-through portfolio was 107.2% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 80.5% of par value.

The Agency RMBS pass-through portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended March 31, 2014 of 4.8%. Including Agency IOs and Agency Inverse IOs securities, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 4.9% for the quarter ended March 31, 2014.

Portfolio Financing

At March 31, 2014, the Company had master repurchase agreements with 24 counterparties (one of which became accessible to the Company beginning on May 1, 2014) and had outstanding repurchase borrowings with 17 counterparties totaling $2.9 billion.

(Table 2)

The following table sets forth the Company’s borrowings at March 31, 2014:

($ amounts in thousands)	Balance	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
Repurchase agreement borrowings:
Agency RMBS	$1,861,066	0.37%	27days
Non-Agency RMBS(1)	987,675	2.08	162days
Other investment securities	10,603	1.83	115days

Total repurchase agreements	$2,859,344	0.97%	74days

Securitized debt	40,281	4.00%	57 months	(2)

Total borrowings	$2,899,625	1.01%

(1)	Includes $28,234 of repurchase borrowings collateralized by $47,614 non-Agency RMBS that are eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entity associated with the Company’s securitization transaction.
(2)	Securitized debt, which represents non-recourse senior securities sold to third parties in connection with a securitization transaction, has a final contractual maturity of May 2047. Weighted average remaining maturity represents the estimated final maturity of the security based on the final underwritten repayment of principal. The actual maturity of the securitized debt may differ significantly from this estimate given that actual interest collections, mortgage prepayments and/or losses on liquidation of mortgages may differ significantly from those underwritten.

(Table 3)

The Company’s derivative instruments consisted of the following at March 31, 2014:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$957,000	$29,585
Swaptions – assets	1,275,000	3,494
Swaps – (liabilities)	730,000	(4,984)

Total derivative instruments	$2,962,000	$28,095

(Table 4)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at March 31, 2014:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year up to 3 years	$160,000	1.39%	2.7
Greater than 3 years up to 5 years	949,000	1.00	3.4
Greater than 5 years	578,000	2.13	8.7

Total	$1,687,000	1.43%	5.2

(Table 5)

At March 31, 2014, the Company’s Swaptions had an aggregate notional amount of $1.3 billion. The following table presents information about the Company’s Swaptions at March 31, 2014:

($ amounts in thousands)	Option		Underlying Swap
Fixed-Pay Rate for Underlying Swap	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Swap Terms (Years)
3.00 – 3.25%	$252	3	$100,000	10.0
3.26 – 3.50%	133	2	275,000	10.0
3.51 – 3.75%	171	3	300,000	10.0
3.76 – 4.00%	2,915	9	500,000	10.0
4.01 – 4.41%	23	5	100,000	10.0

	$3,494	5	$1,275,000	10.0

Estimated Taxable Income

Estimated taxable income for the quarter ended March 31, 2014 was $0.44 per common share, or $0.09 lower than the Company’s operating earnings per common share. This difference primarily reflects estimated tax to GAAP timing differences associated with: (i) discount accretion on certain non-Agency RMBS and (ii) the amount of income the Company recognized in connection with its February 2013 securitization transaction. With respect to the timing difference arising from the Company’s non-Agency RMBS, bonds that are “locked-out” from receiving principal payments (until the more senior bonds in the securitization structure are repaid) generate significantly less income for tax purposes than under GAAP. This timing difference is expected to begin to reverse as the bonds that are currently locked-out begin receiving principal payments. With respect to timing differences arising from the securitization transaction, the securitization was treated as a sale for tax purposes and, effectively, treated as financing for GAAP purposes, whereby the Company consolidates the securitization trust under GAAP. As a result of these differences, for tax purposes no interest income is recognized on the Company’s securitized mortgage loans and no interest expense is recognized for the Company’s securitized debt; instead, interest income is recognized on the subordinated bonds received from the Company’s consolidated trust.

Book Value

The Company’s book value per common share at March 31, 2014 was $18.64 as compared to book value per common share of $18.26 at December 31, 2013.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Wednesday, May 7, 2014 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s first quarter 2014 earnings teleconference call should dial from the U.S., (877) 445-0818, or from outside the U.S., (724) 498-0351, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 22670483). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Wednesday, May 7, 2014, and ending at midnight on Wednesday, May 14, 2014. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 22670483.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $161.2 billion of assets under management at December 31, 2013.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(in thousands—except per share data)

	March 31, 2014	December 31, 2013
Assets:
Cash	$110,671	$127,959
Restricted cash	38,038	67,458
RMBS, at fair value (of which $3,118,497 and $3,317,060 were pledged as collateral, respectively)	3,393,212	3,503,326
Securitized mortgage loans (transferred to a consolidated VIE), at fair value	110,307	110,984
Other investment securities, at fair value (of which $12,290 and $11,515 were pledged as collateral, respectively)	12,290	11,515
Investment related receivable (of which $108,064 and $21,959 were pledged as collateral, respectively)	108,165	24,887
Interest receivable	9,576	10,396
Deferred financing costs, net	920	882
Derivative instruments, at fair value	33,079	53,315
Other assets	3,964	854

Total Assets	$3,820,222	$3,911,576

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	2,859,344	3,034,058
Non-recourse securitized debt, at fair value	41,226	43,354
Investment related payable	95,288	—
Obligation to return cash held as collateral	20,667	38,654
Accrued interest payable	6,935	8,708
Derivative instruments, at fair value	4,984	4,610
Payable to related party	4,501	5,444
Dividends payable	16,266	16,812
Accounts payable and accrued expenses	1,405	2,335

Total Liabilities	3,050,616	3,153,975

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	69	69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,040,533 and 32,038,970 shares issued and outstanding, respectively	320	320
Additional paid-in-capital	792,469	792,010
Accumulated deficit	(23,252)	(34,798)

Total Stockholders’ Equity	769,606	757,601

Total Liabilities and Stockholders’ Equity	$3,820,222	$3,911,576

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands – except per share data)

	Three months ended March 31,
	2014	2013
Interest Income:
RMBS	$35,825	$36,914
Securitized mortgage loans	2,246	1,333
Other	109	—

Total Interest Income	38,180	38,247

Interest Expense:
Repurchase agreements	(6,826)	(5,907)
Securitized debt	(442)	(310)

Total Interest Expense	(7,268)	(6,217)

Net Interest Income	30,912	32,030

Other Income/(Loss):
Realized gain/(loss) on sale of RMBS, net	(11,810)	15,795
Unrealized gain/(loss) on RMBS, net	50,647	(33,048)
Unrealized gain/(loss) on securitized debt	10	(872)
Unrealized gain on securitized mortgage loans, net	1,054	2,848
Unrealized gain on other investment securities	122	—
Loss on derivative instruments, net (includes ($18,718) and $1,659 of unrealized (losses)/gains, respectively)	(37,190)	(5,798)
Other, net	18	25

Other Income/(Loss), net	2,851	(21,050)

Operating Expenses:
General and administrative (includes ($459) and ($399) of non-cash stock based compensation, respectively)	(3,095)	(2,851)
Management fee – related party	(2,786)	(2,789)

Total Operating Expenses	(5,881)	(5,640)

Net Income	$27,882	$5,340

Preferred Stock Dividends Declared	(3,450)	(3,450)
Net Income Allocable to Common Stock and Participating Securities	$24,432	$1,890

Earnings per Share of Common Stock – Basic and Diluted	$0.76	$0.07

Dividends Declared per Share of Common Stock	$0.40	$0.70

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per common share,” “effective cost of funds,” “effective interest expense,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per common share presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Company to assess its business results.

While the Company has not elected hedge accounting for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. To present for investors how the Company views its Swaps, the Company provides the “effective cost of funds” which is comprised of GAAP interest expense plus the interest expense component for Swaps. The interest expense component of the Company’s Swaps reflects the net interest payments made or accrued on its Swaps.

The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management. The Company believes that the non-GAAP measures presented provide investors and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believes it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three months ended March 31, 2014 and the three months ended March 31, 2013, are presented in the tables below.

(Table 6)

The following table reconciles net income allocable to common stockholders with operating earnings for the three months ended March 31, 2014 and March 31, 2013, respectively:

	Three months ended March 31, 2014		Three months ended March 31, 2013
($ amounts in thousands except share and per share data)	Per Share(1)		Per Share(1)
Net income allocable to common stockholders	$24,279	$0.76	$1,756	$0.07
Adjustments:
Non-cash stock-based compensation expense	459	0.01	399	0.01
Unrealized (gain)/loss on RMBS, net	(50,647)	(1.58)	33,048	1.29
Unrealized loss on derivatives, net	18,718	0.58	1,659	0.06
Unrealized (gain) on securitized mortgage loans, net	(1,054)	(0.03)	(2,848)	(0.11)
Unrealized (gain)/loss on securitized debt	(10)	—	872	0.03
Unrealized (gain) on other investment securities	(122)	—	—	—
Realized (gain)/loss on sale of RMBS, net	11,810	0.37	(15,795)	(0.61)
Realized loss on TBA Short Contracts	7,156	0.22	—	—
Realized loss on Swaption terminations	6,527	0.20	—	—

Total adjustments to arrive at operating earnings:	(7,163)	(0.23)	17,335	0.67

Operating earnings	$17,116	$0.53	$19,091	$0.74

Weighted average common shares outstanding – Basic	32,015,397		25,686,304
Weighted average common shares outstanding – Diluted	32,067,157		25,686,304

(1)	Reflects basic and diluted per share impact of each component presented.

(Table 7)

The following table reconciles the effective cost of funds with interest expense for the three months ended March 31, 2014:

	Three months ended March 31, 2014
($ amounts in thousands)	Reconciliation	Cost of Funds/ Effective Cost of Funds
Interest Expense	$7,268	0.99%
Adjustment:
Net interest paid for Swaps	4,789	0.66%

Effective interest expense/effective cost of funds	$12,057	1.65%

Weighted average balance of borrowings	$2,928,895